                                                                    EXHIBIT 10.6

                             INTERCREDITOR AGREEMENT

         This INTERCREDITOR AGREEMENT, dated as of November 3, 2004 (as amended, modified or supplemented from time to time in accordance with the terms hereof, this "Agreement"), is by and among TransAmerica Leasing Inc., a Delaware corporation (together with its successors and assigns, "TLI"), Trans Ocean
Limited, a Delaware corporation (together with its successors and assigns,
"TOL"), Trans Ocean Container Corp., a Delaware corporation (together with its successors and assigns, "TOCC"; each of TLI, TOL and TOCC, a "Senior Borrower"
and collectively, the "Senior Borrowers"), TAL International Inc., a Delaware
corporation (together with its successors and assigns, "TAL" or the
"Subordinated Borrower"), Fortis Bank (Nederland) N.V., an administrative agent
(together with its successors and assigns as administrative agent, "Fortis") for the lenders under the Senior Credit Agreement (as hereafter defined) and
Transamerica Accounts Holding Corporation, a Delaware corporation as agent
(together with its successors and assigns in such capacity, the "Administrative
Agent") for the lenders under the Subordinated Credit Agreement (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Senior Borrowers, Fortis and various lenders are party to a Credit Agreement, dated as of November 3, 2004 (as amended, modified or supplemented from time to time in accordance with its terms, the "Senior Credit
Agreement") pursuant to which the Senior Borrowers may from time to time borrow amounts from the lenders named therein;

         WHEREAS, TAL, the Administrative Agent and various lenders are party to a Senior Subordinated Credit Agreement, dated as of November 3, 2004 (as amended, modified or supplemented from time to time in accordance with its terms, the "Subordinated Credit Agreement") pursuant to which TAL will borrow
Two Hundred Seventy-Five Million Dollars ($275,000,000) from the lenders named therein;

         WHEREAS, it is a condition precedent to Fortis and the Senior Lenders entering into the Senior Credit Agreement and to make any loans or otherwise extend credit to the Senior Borrowers under the Senior Credit Agreement that the
Administrative Agent, on behalf of the Subordinated Lenders, enter into this
Agreement; and

         NOW THEREFORE, in consideration of the foregoing, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to Fortis and the Senior Lenders to enter into the Senior Credit Agreement and to extend credit to the Senior Borrowers, and in consideration of the granting, thereof, the parties hereto hereby agree as follows:

         SECTION 1.    DEFINITIONS. Capitalized terms defined in the recitals
hereof shall have the meanings herein as are ascribed thereto in the recitals.
As used herein, the following terms shall have the following meanings:

         Bankruptcy Code. Title 11, United States Code as in effect from time to time (and any successor

thereto).

         Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         Event of Default. This term shall have the meaning set forth in the
Senior Credit Agreement, as in effect on the date hereof.

         High Yield Bonds. Any issuance by TAL after the date hereof of notes or other debt securities (other than the Exchange Notes (as defined in the
Subordinated Credit Agreement)) in a private placement or public offering
(including a Rule 144A offering or similar transaction) the proceeds of which are used by TAL to refinance, in whole or in part, the Subordinated Debt outstanding on the date hereof.

         Legal Final Payment Date. The Payment Date (as defined in the Senior
Credit Agreement) occurring in January 2012.

         Payment Blockage Notice.  This term is defined in Section 3(c) hereof.

         Payment Blockage Period.  This term is defined in Section 3(c) hereof.

         Remedy Blockage Notice.  This term is defined in Section 3(c) hereof.

         Remedy Blockage Period.  This term is defined in Section 3(c) hereof.

         Senior Credit Agreement.  This term shall have the meaning set forth in the Recitals.

         Senior Debt. All indebtedness of the Senior Borrowers, their
Subsidiaries or any other Person arising under or in respect of the Senior Debt
Documents owing to Fortis and/or the Senior Lenders and/or their respective assignees who may become holders or participants in any such indebtedness, whether by amendment of the Senior Debt Documents or otherwise, and any indebtedness arising out of any extension, refinancing or refunding of such indebtedness, including without limitation, principal, reimbursement obligations, interest (including, without limitation post-petition interest whether or not a court of competent jurisdiction would allow payment thereof to
Fortis or the Senior Lenders under the Bankruptcy Code), fees, costs and expenses, owing to Fortis and the Senior Lenders or any such holder or participant of or in any loan made under the Senior Debt Documents in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and all obligations of the Borrowers and their
Subsidiaries to any of the Senior Lenders and/or Fortis with respect to any
Interest Rate Hedge Agreements; provided, however, that the term "Senior Debt"
shall not include any increases in the foregoing obligations owed under the
Senior Debt Documents to the extent of:

                  (a)  increases in the aggregate principal amount of the Senior
         Debt in excess of an amount equal

         to the greater of (i) Eight Hundred Seventy Five Million Dollars
         ($875,000,000) and (ii) Eighty-Five percent (85%) of the book value of the consolidated total tangible assets of TAL and its Subsidiaries
         (including, without limitation, the Senior Borrowers);

                  (b)  increases in the weighted average annual interest margin over Libor (determined based on the average unpaid principal balance of the Senior Debt during the preceding twelve month period or such shorter period as the Senior Debt has been outstanding) that accrues with respect to all classes of Indebtedness of the Senior Borrowers to the Senior Lenders in excess of 3.0%; and

                  (c)  increases in the commitment fees, agent fees and other regularly occurring fees, charges or expenses provided for under the
         Senior Debt Documents as in effect on the date hereof; provided, however, that nothing contained in this clause (c) shall limit the amount of fees or expenses paid, or payable, to Fortis and the Senior
         Lenders in connection with the granting of any waiver, consent or modification to the Senior Debt Documents or in connection with the granting of any forbearance as a result of an event of default by the
         Senior Borrowers under the Senior Debt Documents.

         Senior Debt Collateral. The collateral described in the Senior Debt
Documents.

         Senior Debt Documents. All of the documents set forth on Exhibit A hereto.

         Senior Lender.  A financial institution that is named as a "Lender"
under the Senior Credit Agreement.

         Subordinated Debt. All indebtedness of TAL, its Subsidiaries or any other Person arising under or in respect of the Subordinated Debt Documents owing to the Administrative Agent and/or the Subordinated Lenders and/or their respective assignees who may become holders or participants in any such indebtedness, whether by amendment of the Subordinated Debt Documents or otherwise, and any indebtedness arising out of any extension, refinancing
(including the Exchange Notes (as defined in the Subordinated Debt Documents) or refunding of such indebtedness, including without limitation, principal, reimbursement obligations, interest (including, without limitation post-petition interest whether or not a court of competent jurisdiction would allow payment thereof to the Administrative Agent and/or the Subordinated Lenders under the
Bankruptcy Code), fees, costs and expenses owing to the Administrative Agent and the Subordinated Lenders or any such holder or participant of or in any loan made under the Subordinated Debt Documents in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

         Subordinated Debt Documents.  All of the documents set forth on
Exhibit B hereto.

         Subordinated Lenders. The persons named as lenders under the
Subordinated Credit Agreement and the holders of the Exchange Notes (as defined in the Subordinated Credit Agreement) issued in exchange for the Interim Loan
(as defined in the Subordinated Credit Agreement).

         SECTION 2.    SUBORDINATION. Anything herein to the contrary
notwithstanding, TAL, for itself, its Subsidiaries and their respective successors, and the Administrative Agent, on

behalf of the Subordinated Lenders, agrees that the payment of all Subordinated
Debt is subordinated, to the extent and in the manner provided herein, to the prior satisfaction of the Senior Debt (including all obligations under the
Senior Credit Agreement, whether outstanding on the Closing Date or thereafter incurred). This Section 2 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, the Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and Fortis may enforce such provisions.

         SECTION 3.    RESTRICTIONS ON PAYMENTS OF SUBORDINATED DEBT; PAYMENT
AND REMEDY BLOCKAGE PERIODS. (a) Until the Senior Debt shall have been repaid in full in cash, and except as otherwise provided in this Section 3, TAL shall not during the continuation of a Payment Blockage Period, directly or indirectly, make any payment of, and none of the Administrative Agent or the Subordinated
Lenders shall accept payment of principal of, or interest on, or any other amount on account of, any portion of the Subordinated Debt, or repurchase, redeem or otherwise acquire any of the Subordinated Debt, nor cancel, rescind, set off or otherwise discharge any part of the Subordinated Debt. In addition, none of the Administrative Agent, TAL or any Subordinated Lender shall, during the continuation of any Remedy Blockage Period, demand, sue for, or take any other action to enforce or collect upon any such payment or to enforce its rights with respect to the Subordinated Debt.

         (b)      Subject to the following restrictions set forth in this
Section 3(b), the Administrative Agent and the Subordinated Lenders may, upon the occurrence and during the continuance of an event of default under the
Subordinated Credit Agreement, pursue its rights and remedies as a holder of
Subordinated Debt to enforce payment thereof subject to the following restrictions:

                       (1) no Remedy Blockage Period is then in effect;

                       (2) the Administrative Agent shall provide Fortis with a
                  notice of such event of default not less than ten (10) days prior to taking any such action;

                       (3) none of the Administrative Agent or any Subordinated
                  Lender shall file, and will not join with others in filing, a bankruptcy petition against any of the Senior Borrowers until at least one year and one day (or the longest preference
                  period under the Bankruptcy Code or state insolvency laws then in effect) after all of the Senior Debt has been repaid in full;

                       (4) to the extent that the Administrative Agent or any
                  Subordinated Lender obtains an interest in the Capital Stock of any Senior Borrower or any Subsidiary of any Senior
                  Borrower, none of the Administrative Agent or any Subordinated
                  Lender shall, without the prior written consent of Fortis in each instance, amend, or agree to the amendment of, the
                  organizational documents of any of the Senior Borrowers that is material and adverse to the rights of the Senior Lenders under the Senior Debt Documents; and

                       (5) none of the Administrative Agent or any Subordinated
                  Lender shall take any action, or join with others to take any action, (i) challenging the validity or enforceability of any lien or security interest granted by any of the Senior

                  Borrowers in favor of Fortis and the Senior Lenders pursuant to the terms of the Senior Debt Documents, or (ii) seeking the "substantive consolidation" of any of the Senior
                  Borrowers or any of their Subsidiaries with TAL or any other
                  Person.

         (c)      For purposes of this paragraph 3, "Payment Blockage Period"
means (A) for so long as an Event of Default under any of Section 13.1(a),
13.1(b) or 13.1(d) of the Senior Credit Agreement has occurred and is continuing, or (B) in the case of any other Event of Default under the Senior
Credit Agreement not dealt with in clause (A) above, the period commencing upon the date on which Fortis sends a notice to the Administrative Agent of the occurrence of such Event of Default (such notice to reference this Agreement and state that it is a "Payment Blockage Notice") and ending on the earlier of (x)
the date which is 180 days after the commencement of such period and (y) the first date after the commencement of such period on which all Events of Default under the Senior Credit Agreement have been cured or waived; and "Remedy
Blockade Period" means any period commencing upon the date on which Fortis sends a notice to the Administrative Agent of the occurrence of an Event of Default under the Senior Credit Agreement (such notice to reference this Agreement and state that it is a "Remedy Blockage Notice") and ending on the date which is the earlier of (x) 30 days after the commencement of such period and (y) the first day after the commencement of such period on which all Events of Default under the Senior Credit Agreement have been cured or waived.

         Notwithstanding the foregoing, no Payment Blockage Period may be commenced under clause (B) above as a result of an Event of Default if the same
Event of Default was the basis of the commencement of a prior Payment Blockage
Period unless such Event of Default shall have been cured or waived for at least
60 days. No Remedy Blockage Period may be commenced as a result of any Event of
Default under the Senior Credit Agreement if the same Event of Default under the
Senior Credit Agreement had been the basis for the commencement of a prior
Remedy Blockage Period unless such Event of Default under the Senior Credit
Agreement shall have been cured or waived for at least 60 days. Furthermore, there may occur no more than one Remedy Blockage Period during the term of this
Agreement, and no more than one Payment Blockage Period during any 360 day period.

         (d)      Upon any payment or distribution of assets of TAL or of any
Senior Borrower of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of TAL or any Senior Borrower or any of their respective Subsidiaries or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to TAL or any Senior Borrower or any of their respective Subsidiaries or its assets, whether voluntary or involuntary, all Senior Debt due or to become due shall first be paid in full in cash or such payment duly provided for to the satisfaction of the holders of
Senior Debt, before any payment or distribution of any kind or character is made on account of any Subordinated Debt or for the acquisition of any of
Subordinated Debt for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of TAL or any Senior Borrower or any of their respective Subsidiaries of any kind or character, whether in cash, property or securities, to which the Administrative Agent or the Subordinated Lenders would be entitled, except for the provisions hereof, shall be paid by TAL or the
Senior Borrowers, as the case may be, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person

making such payment or distribution, or by the Subordinated Lenders or by the
Administrative Agent if received by it, directly to the holders of Senior Debt
(pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefore to or for the holders of Senior
Debt.

         (e)      Anything contained herein to the contrary notwithstanding,
TAL is entitled to issue, and the Subordinated Lenders are entitled to accept, the Exchange Notes (as defined in the Subordinated Credit Agreement) and TAL is entitled to issue, and the holders of the Exchange Notes (as defined in the
Subordinated Debt Documents) are entitled to accept, the Exchange Notes as defined in the registration rights agreement identified as a Subordinated Debt
Document.

         SECTION 4.    LEGENDS. Each instrument evidencing the Subordinated Debt
(including the Exchange Notes (as defined in the Subordinated Credit Agreement))
shall bear a legend or include a statement providing that payment of principal thereof and interest thereon has been Subordinated to the Senior Debt in the manner and to the extent set forth in this Agreement.

         SECTION 5.    SUBROGATION. The Administrative Agent and the
Subordinated Lender shall be subrogated to the rights of Fortis and the Senior
Lenders until the Subordinated Debt shall be paid in full; provided, that the
Administrative Agent and the Subordinated Lender shall be subrogated only to the extent that amounts paid over to or collected by the Administrative Agent and the Subordinated Lenders have been applied to the Senior Debt and such applications have not been subsequently reversed; provided further, that the
Administrative Agent's and the Subordinated Lender's subrogation rights shall be subordinated to the Senior Debt in the same manner as the Subordinated Debt until the Senior Debt is paid in full in cash. For purposes of such subrogation, no payments or distributions to Fortis or any Senior Lender by, or on behalf of,
TAL, or by, or on behalf of, the Administrative Agent or any Subordinated Lender
by virtue of this Agreement, which otherwise would have been made to the
Administrative Agent or a Subordinated Lender shall, as between TAL and the
Administrative Agent or a Subordinated Lender, as the case may be, be deemed to be a payment by TAL to or on account of the Senior Debt, it being understood that the provisions of this agreement are and are intended solely for the purpose of defining the relative rights of the Administrative Agent and the
Subordinated Lenders, on the one hand, and Fortis and the Senior Lenders, on the other hand.

         SECTION 6.    FORTIS' RIGHTS TO REALIZE UPON COLLATERAL. Fortis has
complete and sole discretion in, and shall not be liable to TAL or any
Subordinated Lender for determining, how, when, if, and in what manner Fortis forecloses or otherwise realizes upon any Senior Debt Collateral or enforced or exercises any rights or remedies of a secured party or lien creditor of any other rights with respect to such Senior Debt Collateral or otherwise takes any action with respect thereto provided, that prior to taking any action to dispose of the Senior Debt Collateral Fortis shall provide the Administrative Agent with
(i) thirty (30) days' prior written notice of such action, and (ii) in the case of a private sale of Senior Debt Collateral, information relating to the price expected to be realized from such disposition. Subject to, but without in any way limiting the foregoing, each of TAL and the Administrative Agent specifically acknowledges and agrees that Fortis shall be entitled to take such action as it deems appropriate to enforce the

Senior Debt or with respect to any Senior Debt Collateral whether or not such action is beneficial or detrimental to the interests of TAL or the holders of the Subordinated Debt; provided, however, that Fortis acknowledges and agrees that its sole recourse is, and shall be, recourse to the assets of the Senior
Borrowers (including the Senior Debt Collateral) and it has no, and shall not seek any, recourse to TAL or its assets with respect to any such enforcement action. Until the Senior Debt shall have been indefeasibly paid in full, none of
TAL, the Administrative Agent or any Subordinated Lender shall attach, foreclose on, pursue any remedies otherwise available at law or in equity with respect to the Senior Debt Collateral, or take any other action with respect to any of the
Senior Debt Collateral and shall have no rights to have the Senior Debt
Collateral or any part thereof marshaled upon any foreclosure, sale or other realization thereon by Fortis; provided, however, that this sentence shall not directly or indirectly prohibit or restrict the Administrative Agent or any
Subordinated Lender with respect to any attachment, foreclosure, or pursuit of any other remedies otherwise available at law or in equity with respect to TAL and its assets. Fortis' ability to enforce its rights on behalf of the Senior
Lenders in the Senior Debt Collateral, shall not be conditioned upon, and under no circumstances shall Fortis or the Senior Lenders have any duty to any obligor thereon or guarantor thereof or to resort to any other rights or remedies whatsoever and Fortis and the Senior Lenders shall have the right to foreclose or otherwise realize upon any part or all of the Senior Debt Collateral irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any other obligor on or guarantor of the
Senior Debt.

         SECTION 7.    RECEIPTS BY ADMINISTRATIVE AGENT AND SUBORDINATED
LENDERS. In the event the Administrative Agent or any Subordinated Lender shall receive any payment or distribution of assets of TAL or any Borrower of any kind or character, whether in cash, properties or securities (including without limitation any distributions received on account of any security interests, liens, or other encumbrances), which are not permitted by or made and received in accordance with the provisions of this Agreement, such payment or distribution to the Administrative Agent or any Subordinated Lender shall not be commingled with other funds and shall be held in trust for the benefit of, and shall be paid over or delivered to, Fortis in precisely the form received
(except for the endorsement or assignment of the Administrative Agent or the
Subordinated Lenders where necessary). In the event of any failure by the
Administrative Agent or any Subordinated Lender to make any such endorsement or assignment, Fortis is hereby irrevocably authorized to make the same.

         SECTION 8.    ISSUANCE OF HIGH YIELD BONDS. Until all Senior Debt has
been paid in full, TAL will not, without the prior written consent of Fortis, issue any High Yield Bonds unless:

         (i)   the annual amount of interest that will be payable by TAL on such High Yield Bonds plus the annual amount of interest payable on any portion of the indebtedness evidenced by the Subordinated
               Credit Agreement that remains outstanding after the issuance of the High Yield Bonds (in each case without giving effect to any default interest) shall not exceed Thirty Million Dollars
               ($30,000,000);

         (ii)  the maturity date of the High Yield Bonds shall not be prior to the date that is one year and one day after the Legal Final
               Payment Date of the Senior Debt,

                and no scheduled principal payments on such High Yield Bonds shall be payable prior to the date that is one year and one day after the Legal Final Payment Date of the Senior Debt;

         (iii)  the indenture or other document pursuant to which the High
                Yield Bonds are issued will contain subordination provisions with respect to the Senior Debt that have been approved by
                Fortis prior to the issuance of such High Yield Bonds, such approval not to be unreasonably withheld or conditioned upon the execution by the trustee of the High Yield Bonds of a
                separate subordination agreement with Fortis or any other
                Senior Lender; and

         (iv)   the other material terms and conditions of the High Yield
                Bonds including, without limitation, all terms relating to defaults, events of default and remedies are not materially more disadvantageous to the Senior Lenders, taken as a
                whole, than the then prevailing market terms for similar
                types of Indebtedness.

         SECTION 9.    SPECIFIC PERFORMANCE; WAIVER OF DEFENSES, ETC. Fortis, on
behalf of the Senior Lenders, is hereby authorized to demand specific performance of this Agreement, whether or not Fortis, the Senior Borrowers or the Senior Lenders shall have complied with the provisions hereof applicable to it, at any time when TAL, the Administrative Agent or the Subordinated Lender
shall have failed to comply with any provision hereof applicable to it. Each of
TAL and the Administrative Agent, in its individual capacity and on behalf of the Subordinated Lenders, hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by Fortis or any
Senior Lender. TAL and the Administrative Agent, in its individual capacity on behalf of the Subordinated Lenders, further waives presentment, notice and protest in connection with all negotiable instruments evidencing the Senior
Debt, notice of any loan made, letter of credit issued, extended or renewed, extension granted or other action taken in reliance hereon and, except as provided in this Agreement, all demands and notices of every kind in connection with this Agreement or Senior Debt; subject to compliance with the provisions of
Section 14(b) hereof, assents to any renewal, extension or postponement of the time of payment of Senior Debt or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor in accordance with the terms hereof and to the addition or release of any person primarily or secondarily liable thereon; and, subject to compliance with the provisions of
Section 14(b) hereof, agrees to the provisions of any instrument, security or other writing evidencing Senior Debt. This Agreement on the part of TAL and the
Administrative Agent, in its individual capacity on behalf of the Subordinated
Lenders, shall be and remain absolute and unconditional under any and all circumstances, and no act or omission on the part of TAL or the Administrative
Agent consistent with the terms of this Agreement shall affect or impair the agreements of TAL or the Administrative Agent hereunder, unless Fortis shall otherwise consent in writing.

         SECTION 10.   FURTHER ASSURANCES. The parties hereto shall execute and
deliver to each other party such further instruments and shall take such further action as any party hereto may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

         SECTION 11.   REVIVAL OF SENIOR DEBT. The Administrative Agent, in its
individual capacity and on behalf of the Subordinated Lenders, and TAL agree that, if at any time all or any part of any payment previously applied by Fortis to the Senior Debt is returned by or recovered from Fortis or any Senior Lender by reason of any order of any bankruptcy court or by reason of the operation of any other applicable law, this Agreement shall automatically be reinstated to the same effect as if the prior application had not been made. It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Senior Borrowers' obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such
Senior Debt in cash, shall have no force or effect for purposes of the subordination provisions contained in this Agreement, with any turnover of payments as otherwise calculated pursuant to this Agreement to be made as if no such diminution had occurred.

         SECTION 12.   AMENDMENT. The provisions hereof and the rights granted
to Fortis, on behalf of the Senior Lenders, hereunder are for the protection of
Fortis and the Senior Lenders and any other assignee who may become a holder of or participant in any of the Senior Debt, whether by amendment to the Senior
Credit Agreement or otherwise, and not for the protection or benefit of the
Senior Borrowers. This Agreement may be amended only by an instrument in writing signed by all of the parties hereto.

         SECTION 13.   COUNTERPARTS. This Agreement may be executed in any
number of counterparts, but all of such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.

         SECTION 14.   REQUIRED CONSENTS FOR CERTAIN EVENTS AFFECTING
SUBORDINATED INDEBTEDNESS. (a) The Administrative Agent agrees with Fortis, for the benefit of Fortis and the Senior Lenders, that the Administrative Agent will not enter into any amendment of the material terms of any agreement, document or instrument evidencing the Subordinated Debt including, without limitation, all terms relating to subordination, payments, defaults and events of default, remedies, the term, maturity, interest rate and fees applicable to such indebtedness and any and all financial and other material covenants without the prior written consent of Fortis.

         (b)   Fortis hereby agrees with TAL and the Administrative Agent that it will not, without the prior written consent of the Administrative Agent, enter into any amendment of the Senior Credit Agreement if the effect of such amendment would alter the definition of the defined terms "Designated Event of
Default" or "IO Distributable Amount" or change the relative payment priority of the "IO Distributable Amount".

         (c)   TAL agrees with Fortis that it shall promptly, and in any event within five Business Days of the execution thereof, furnish to Fortis copies of any amendment to the Subordinated Debt Documents.

         (d)   The Senior Borrowers agree with the Administrative Agent that they shall promptly, and in any event within five Business Days of the execution thereof, furnish to the Administrative Agent copies of any amendment to the
Senior Credit Agreement.

         SECTION 15.   NOTICES. Any notice or other communication in connection
with this Agreement shall be in writing and in the case of a letter, either mailed registered or certified, postage prepaid, in the United States mail or telecopied to the addresses or telecopy numbers set forth below:

               If to the Administrative Agent:

                       c/o Transamerica Finance Corporation
                       9399 West Higgins Road, Suite 600
                       Rosemont, IL 60018
                       Fax:
                       Attn:

                       with a copy to:

                       c/o Transamerica Finance Corporation
                       9399 West Higgins Road, Suite 600
                       Rosemont, IL 60018
                       Fax: (847) 685-1143
                       Attn: Vincent Hillery, Esq.

               If to Fortis:

                       Coolsingel 93
                       P.O. Box 749
                       3000 AS Rotterdam,
                       The Netherlands - RO1.16.02
                       Fax:  011-31 (10) 401-6343
                       Attn: Menno van Lacum

               If to TAL, TLI, TOL or TOCC:

                       c/o TAL International Container Corporation
                       100 Manhattanville Road,
                       Purchase, New York  10577-2135
                       Fax:
                       Attn:

or in any case, at such other address or telecopy number for notice as shall have last been furnished in writing to the party giving notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or telecopy to any person above at the time of the receipt thereof by such person or upon the sending of such telecopy and (ii) only in the case of notices or demands being sent within the borders of the United States of America,

                                       10

if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

         SECTION 16.   NO WAIVERS. No failure or delay on the part of any par
to exercise, and no course of dealing with respect to, any right, power or privilege under this Agreement or any document or instrument relating to the
Senior Debt or the Subordinated Debt shall operate as a waiver thereof. No single or partial exercise of any such right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         SECTION 17.   SUCCESSORS AND ASSIGNS. This Agreement shall be binding
upon and inure to the benefit of each of the parties hereto, and their respective successors and assigns. None of the Administrative Agent or any
Subordinated Lender may sell, assign, pledge, encumber or otherwise dispose of the Subordinated Debt unless (i) such sale, assignment, pledge, encumbrance or disposition is made expressly subject to the terms and provisions of this
Agreement, and (ii) such purchaser, assignee or pledgee shall have executed and delivered a joinder to this Agreement.

         SECTION 18.   SEVERABILITY. If any provision of this Agreement is held
to be illegal, invalid or unenforceable under present or future laws during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible.

         SECTION 19.   COUNTERPARTS. This Agreement may be executed in any
number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

         SECTION 20.   GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS
RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND
5-1402).

         SECTION 21.   ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE
FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF
PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the date first above written.

                                  TRANSAMERICA LEASING INC.

                                  By:   /s/ A. Richard Caputo, Jr.
                                      ------------------------------------------
                                           Name:  A. Richard Caputo, Jr.
                                           Title: Authorized Officer

                                  TRANS OCEAN LTD.

                                  By:   /s/ A. Richard Caputo, Jr.
                                      ------------------------------------------
                                           Name:  A. Richard Caputo, Jr.
                                           Title: Authorized Officer

                                  TRANS OCEAN CONTAINER CORPORATION

                                  By:   /s/ A. Richard Caputo, Jr.
                                      ------------------------------------------
                                           Name:  A. Richard Caputo, Jr.
                                           Title: Authorized Officer

                                  TAL INTERNATIONAL INC.

                                  By:   /s/ A. Richard Caputo, Jr.
                                      ------------------------------------------
                                           Name:  A. Richard Caputo, Jr.
                                           Title: Authorized Officer

                                  TRANSAMERICA ACCOUNTS HOLDING CORPORATION

                                  By:   /s/ Vincent Hillery
                                      ------------------------------------------
                                           Name:  Vincent Hillery
                                           Title: Executive Vice President

                                       12

                                  FORTIS BANK (NEDERLAND) N.V.

                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

                                  By:
                                      ------------------------------------------
                                           Name:
                                           Title:

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